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                                                                   EXHIBIT 10.13



                   INSTALLATION AND FINISHING WORK AGREEMENT
                                      FOR
                THE WATER PALACE AT WEIFANG FUHUA AMUSEMENT PARK


        Whereas, Weifang Fuhua Amusement Park Co., Ltd. ("Party A") shall invest in the construction of Fuhua Water Palace; whereas, Party A, after consulting with the Construction Contractor, has selected Construction Company No. 1 of Weifang Changda Construction (Group) General Co. ("Party B") to be the contractor for the installation and decoration and finishing project (the "Project");

        therefore, Party A and Party B, through mutual consultation, have agreed upon the following terms and conditions:

ARTICLE 1. PROJECT CONTENT

1.    The area of the Project is an estimated 20,000 square meters.

2. The Project shall include the following items: decoration and finishing work, water and electrical utilities, air-conditioning, an indoor tropical rain forest, rockery and waterfalls, renovation of a swimming pool, and construction of an artificial sandy beach.

3.    Type of contracting: General contracting, including labor and materials.

4.    Grade of quality: Excellent.

ARTICLE 2. PROJECT COST

1. The estimated cost of the Project is RMB 19,500.000. The actual cost shall be based on the final accounts.

2. Method of account settlement and pricing: Account settlement shall be conducted in accordance with Shandong Province budget quotas for construction, installation, decoration and finishing projects and in accordance with the project price schedule for units in the metropolitan area, and shall be calculated on the basis of the actual work amount and relevant new provincial and municipal policy documents. Pricing shall be based on the particular grade of Party B's project pricing license.

ARTICLE 3. PROJECT QUALITY

     As an incentive to encourage Party B to deliver an excellent project, Party A shall, in accordance with relevant rules and documents of the State, grant to Party B a 3% or 5% bonus (the "Bonus") based on the total project cost, if the Project shall be checked and accepted as excellent by the quality inspection departments. The Bonus shall be included in the settlement upon completion.

ARTICLE 4. PROJECT PROGRESS



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1.    Project deadlines: The Project shall begin on September 30, 2001 and shall be completed by December 26, 2001.

2.    Project Progress Schedule:

      (1) The main part of the service building shall be completed by September 26, 2001.

      (2) Decoration and finishing work, water and electrical utilities, central air conditioning, the indoor tropical rainforest, rockery and waterfalls, swimming pool remodeling and the artificial sandy beach shall begin at the end of September, 2001 and shall be completed by December 15, 2001.

      (3) Clean up upon Completion: From December 16, 2001 to December 26, 2001, Party B shall deliver part of the Project to Party A ahead of the deadline.

ARTICLE 5. PROJECT FUNDING

1. For the purchase of necessary raw materials and equipment, Party A shall, before the beginning of the Project, pay to Party B an amount equal to 10% of the total cost of the Project as an advance payment, which shall approximate RMB 1,950,000.

2. At the end of September, Party B shall start work on the installation of utilities, central air conditioning and water supply and drainage works. The total cost of this work is estimated to be RMB 7,000,000, which shall be paid to Party B by September 30, 2001.

3. On October 10, Party B shall start work on the remodeling of the indoor swimming pool, the tropical rainforest, the artificial sandy beach, the rockery and waterfalls, the dance stage and the lighting system. The total cost of this work is estimated to be RMB 5,500,000, which Party A shall pay by October 5, 2001.

4. In December 2001, the overall Project shall be cleaned (including exterior cleaning) and the equipment tested and adjusted. The cost of this work will be approximately RMB 1,500,000 and shall be paid by Party A by December 10, 2001.

5. Party B shall have completed construction, cleaning, acceptance, and delivery of the Project by December 26, 2001. By this time Party A shall have paid 85% of the total cost of the Project, approximately RMB 16,580,000. Party A shall then pay 5% of the cost of the Project by March 30, 2002. The balance of 10% shall be used as a reserve fund for settlement of accounts and project warranty funds (2%). This balance shall be paid in full within one year, namely by December 30, 2002.

ARTICLE 6. FORCE MAJEURE

1. Both Party A and Party B shall give priority to the quality of the Project. Party B shall make every effort to ensure that the quality of the Project is excellent. Party B shall not be responsible for any delay on progress of the Project if the delay of the Project is caused by bad weather, inexorable natural calamities, the cutting off of water supply, power failure, failure by Party A to complete necessary governmental procedures, intervention from



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      governmental organizations such as urban development departments, or any project delays caused by late delivery of designs by the designing institution.

ARTICLE 7. RESPONSIBILITIES

1. Safety Responsibilities: Party B shall be responsible for on-site safety. Party B shall be responsible for any loss due to accident during the Project. All on-site managerial staff representing Party A shall abide by safety regulations under the management policies formulated by Party B. Absolutely no sightseers shall be allowed to enter the amusement park. Should a sightseer enter the construction site and be injured, Party B shall be fully responsible for the injury and shall provide compensation.

2. Party B shall be fully responsible for fire prevention at the construction site and shall provide all appropriate fire-fighting equipment. Party B shall be responsible for any fire due to construction-related causes, and Party A shall provide assistance. Party B shall bear responsibility for resulting losses.

ARTICLE 8. BREACH OF CONTRACT

This agreement establishes the following provisions for claims and disputes:

1. If Party A fails to follow the funds disbursement schedule hereunder and make project payments to Party B with the result that Party B suffers downtime and financial loss, Party A shall bear full responsibility and shall pay to Party B a penalty of 0.02% of the total construction cost for each day of delay.

2. If Party B intentionally delays project progress and causes a delay of the overall Project, thus resulting in a delay of the opening of the Water Palace, Party B shall be held liable for any financial loss caused by this delay. Party B shall pay Party A a fee in the amount of 0.02% of the total project cost for each day of delay.

ARTICLE 9. WARRANTY

1. Party A and Party B shall sign and abide by an agreement entitled "Project Quality Warranty" before the construction's completion.

ARTICLE 10. SETTLEMENT AND BONUS

1. The project settlement shall be conducted according to provincial budget quotas for construction, installation and decoration projects and the material price schedule for the metropolitan area. Price of labor shall comply with the floating labor prices in Memorandum Lu Jian Biao Zi (2000) No. 14 and shall be based on the particular grade of the contractor's fee license.

2. Bonus for high quality project: In order to encourage the contractor to make its best efforts to achieve excellent quality, the contract-letting party shall grant a bonus to Party B after the delivery of a excellent project in accordance with relevant regulations issued by the competent municipal construction departments.




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ARTICLE 11. COPIES OF THE AGREEMENT

1. This Contract shall be in four official copies, which shall be identical to one another, with each of Parties A and B holding two copies. This Contract shall enter into effect upon signature and seal by the both Party A and Party B.



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PARTY A                                  PARTY B

Official Seal of                         Official Seal of
Weifang Fuhua Amusement Park             Construction Company No. 1 of
   Co., Ltd.                             Weifang Changda Construction
                                         (Group) General Co.

Personal Signature of                    Personal Signature of
Dongsheng Li                             (Illegible)

Personal Seal of                         Personal Signature of
Yongxin Zhang                            Zhen Yin



Date: March 16, 2001



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